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                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF PERSONNEL GROUP OF AMERICA, INC.


                                             State of
Subsidiary                                Incorporation     Does Business As
----------                                -------------     ----------------
PFI Corp                                     Delaware       N/A; PFI serves as a Delaware holding company

NF Services, Inc. *                          New York       Nursefinders

StaffPLUS, Inc.                              Delaware       Abar Staffing, Allegheny Personnel Services, Ann Wells
                                                            Personnel, Denver Temp, Judith Fox Staffing, FirstWord
                                                            Staffing Services, Franklin-Pierce Temporaries,
                                                            Integrity Technical Services, Profile Temporaries,
                                                            Scott-Wayne Staffing, Scott- Wayne Temporaries,
                                                            Staffinders Personnel, Temp Connection, TempWorld,
                                                            West Personnel and Word Processing Personnel Services
                                                            (WPPS)

Word Processing Professionals, Inc.          New York       Word Processing Professionals

Franklin-Pierce Associates, Inc.          Massachusetts     Franklin Pierce Associates

Scott Wayne Associates, Inc.              Massachusetts     Scott Wayne Associates

Creative Corporate Staffing, Inc.         North Carolina    Creative Temporaries, Corporate Staffing Consultants

InfoTech Services, Inc.                   North Carolina    InfoStaff (Utah and California), BEST Consulting,
                                                            DRACS Consulting Group, Computer Resources Group,
                                                            Command Technologies, Energetix, Lipson Conroy
                                                            Services, Software Service Corporation and Vital
                                                            Computer Services

Lloyd-Ritter Consulting, Inc.               California      Lloyd Ritter Consulting

BAL Associates, Inc.                        California      BAL Associates

Advanced Business Consultants, Inc.          Missouri       Advanced Business Consultants

Broughton Systems, Inc.                      Virginia       Broughton Systems
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*   The stock of NF Services, Inc. (which operates Nursefinders' sole New York branch) has been placed in escrow pending approval by the New York Department of
Health of the Nursefinders sale transaction. Upon approval by the New York
Department of Health, NF Services, Inc. will be transferred to Nursefinders'
buyer.